FOR IMMEDIATE RELEASE

NORTH SHORE ACQUISITION CORP.
AND SUNGDONG INDUSTRIES CO. LTD.
TO ENGAGE IN BUSINESS COMBINATION

Seoul, South Korea – September 10, 2009 – North Shore Acquisition Corp. (“North Shore”) (OTC Bulletin Board: NSAQU, NSAQ, NSAQW), a special purpose acquisition company (“SPAC”), today announced that it has entered into a definitive agreement for a business combination with a privately-held Korean company, Sungdong Industries Co. Ltd. (“SDI”).

Overview of SDI

SDI is the de facto holding company of the Sungdong Group, consisting of wholly-owned subsidiaries Sungdong Engineering & Machinery Manufacturing Co., Ltd. (SEM) and Youngsun China Co., Ltd. and various affiliates of which SDI has a minority interest, including Sungdong Shipbuilding & Marine Engineering (SSME), one of the top-ten shipbuilding companies in the world and the flagship company of the group, and Sungdong Steel Co. Ltd. SDI is primarily engaged in the manufacturing of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment, such as floating docks, deck houses and mega-blocks. Since its founding in 1991, the company has become one of the major subcontractors for Hyundai Heavy Industries, Samsung Heavy Industries, and Daewoo Shipbuilding & Marine.  SDI’s principal executive office is located at 407-1 Maehak-ri Jungkwan-myun Kijang-kun, Busan 619-963 Republic of Korea. Its telephone number is (82) 55-259-7010.

With the acquisition of the Masan Yard form Hanjin Heavy Industries in December 2007, SDI’s strategic focus has shifted to the manufacturing of specialty vessels and offshore drilling-related products. Sales from the production of floating decks, deck houses and mega-blocks have helped SDI maintain steady growth while the company prepares for a full-scale implementation of these newly acquired businesses.

SDI reported sales of $122.6 million, $73.6 million, and $152.5 million in 2006, 2007 and 2008, respectively. Operating profits were $13.5 million, $13.5 million, and $15.6 million in 2006, 2007, and 2008, respectively. Sales and operating profits in 2006 were on a consolidated basis including three subsidiaries (Sungdong Heavy Industries, Sungdong Logistics and Sungdong Castech). Since 2007, these subsidiaries have no longer been subject to consolidation. Without the consolidation of such subsidiaries, the sales and the operating profits of SDI in 2006 would have been $28.3 million and $6.1 million, respectively. As of December 31, 2008, SDI had total assets of $413.6 million and shareholders’ equity $34.7 million. The Korean Won (KRW) to US Dollar (USD) exchange rate used to convert sales and operating profit was 929.6 KRW: 1USD in 2006, 938.2 KRW: 1USD in 2007 and 1257.5 KRW: 1USD in 2008.

“SDI is an outstanding acquisition opportunity in the specialty shipbuilding business of which Korea is one of the global leaders,” commented Sang Chul Kim, Chairman of North Shore Acquisition Corp. “Through this transaction, we seek to create a highly scalable and synergistic corporate and capital structure to take advantage of SDI’s expertise, experience and highly sophisticated management team with over 30 years of experience in order to create shareholder value for our investors.”

Hong Jun Jung, Chairman and CEO of SDI, further added “We are very excited about the opportunity that this partnership with North Shore provides to SDI, our shareholders and to the Korean shipbuilding industry. Our strategy with North Shore will open the door to a multitude of new opportunities, allow for the continued expansion of our rapidly growing specialty shipbuilding business and help accomplish our goal of creating a best-in-class, multinational corporation.”

Transaction Summary

Pursuant to the Securities Purchase and Exchange Agreement, North Shore shall acquire (i) shares of newly issued convertible voting preferred stock of SDI, representing up to 22.77%, but not less than 20.68%, of the voting capital stock of SDI, in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses and payments to North Shore’s public stockholders that exercise their conversion rights, and (ii) 7,722 shares of currently issued and outstanding shares of common stock of SDI from Hwi Young Jung (“Stockholder”), representing at least 29.82% of the voting capital stock of SDI, in exchange for an aggregate of 7,341,102 newly issued shares of common stock of North Shore.  The number of shares of SDI convertible voting preferred stock to be issued pursuant to the Securities Purchase and Exchange Agreement shall equal the quotient obtained by dividing (x) the amount of total cash remaining in North Shore’s trust account at closing after deduction of amounts for (i) payment of North Shore’s transaction expenses and (ii) payments to North Shore’s public stockholders that exercise their conversion rights, by (y) $7,292. As of June 30, 2009, North Shore had $49,715,284 in investments held in a trust account.

Following the closing of such transactions, North Shore shall own up to 52.59%, but not less than a majority, of the voting capital stock of SDI and Stockholder shall initially own 48.04% of North Shore’s outstanding common stock  based on the amount of shares currently outstanding and assuming that no holders of shares of North Shore’s common stock issued in its initial public offering vote against the acquisition and elect to convert their shares into cash in accordance with North Shore’s amended and restated certificate of incorporation.

Payment of Dividends

SDI shall issue dividend payments on the SDI Preferred Shares to be acquired by North Shore as follows:  (i) 4% of the Cash Consideration described above with respect to the fiscal year ended December 31, 2009 to be issued to North Shore no later than March 31, 2010; and (ii) 12.5% of the Cash Consideration with respect to each subsequent fiscal year to be issued to North Shore in each instance no later than March 31 following the end of such fiscal year; provided that no such dividends shall be required to be paid with respect to the preceding fiscal year following conversion of the SDI Preferred Shares into shares of SDI Common Stock. The SDI Preferred Shares shall automatically convert into an equal number of shares of SDI Common Stock that maintains North Shore’s equivalent voting power of SDI upon the earlier to occur of the following:  (i) for the two-month period commencing November 1, 2013 and ending December 31, 2013, if the Weighted Average Stock Price (as defined below) of the North Shore Common Stock has increased at least 24% above $8.00 (the “Price Condition”), and (ii) in the event that the Price Condition has not been met by December 31, 2013, at any time following such date when the Weighted Average Stock Price exceeds the calculated rate of 6% multiplied by the number of years elapsed from the Closing Date, as determined during the period commencing on November 1 and ending on December 31 for each such year (the “Post-2013 Price Condition”).  The guaranteed dividend payment of 12.5% on the SDI Preferred Shares shall no longer prevail with respect to fiscal year 2013 in the event that the Price Condition is met or any subsequent fiscal year if the Post-2013 Price Condition is met.  “Weighted Average Stock Price” refers to the number of shares traded per day multiplied by the closing price of the stock per day, divided by the total volume of shares of North Shore Common Stock traded during each day during the period.

In the event of the non-payment or delay in payment of any dividends on the SDI Preferred Shares, an interest rate of 16% per annum shall apply to the unpaid amount from the first day following the scheduled payment date of the applicable dividend until the actual payment date of such dividend.

Following the closing, North Shore, SDI and Stockholder have agreed to cause North Shore to issue cash dividends to its holders of Common Stock in an amount equal to (i) the amount of the dividends received on the SDI Preferred Shares divided by (ii) the number of issued and outstanding shares of North Shore Common Stock less the number of shares of North Shore Common Stock owned by Stockholder as a result of the Share Exchange, provided that such amount is legally available for the payment of such dividends.  Such dividend payments shall be made no later than the tenth calendar day following North Shore’s receipt of the dividend payment on its SDI Preferred Shares.

Stockholder has agreed to waive its rights to any such dividends payable with respect to the North Shore shares; provided, however, that Stockholder shall participate in any dividend payments on shares of North Shore Common Stock that are not acquired pursuant to the Share Exchange.

The transactions are subject to certain closing conditions, including (a) approval by North Shore stockholders of the business combination pursuant to the Securities Purchase and Share Exchange Agreement, (b) approval by North Shore stockholders of certain amendments to the certificate of incorporation of North Shore and (c) no more than 10% of the shares of North Shore Common Stock issued in its IPO voting against the acquisition and demanding a cash conversion of their shares.

About North Shore Acquisition Corp.

North Shore Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. North Shore’s efforts in identifying a prospective target business are not limited to a particular industry or geographic location.  In August 2009, Chairman Sang-Chul Kim entered into an agreement with the founding stockholders of North Shore giving him the right to acquire approximately 18.7% of North Shore’s outstanding common stock upon the closing of a business combination and assumed management of the company. The agreement also provides that Chairman Kim will have the option to purchase warrants to purchase 1,600,000 shares of North Shore’s common stock for $1,000,000 and gives the founding stockholders a similar option to require Chairman Kim to make such purchase. The shares owned by the founding stockholders would be transferred to Chairman Kim for no additional consideration upon the closing of the warrant transaction, which will take place concurrently with the closing of the transactions under the Securities Purchase and Share Exchange Agreement.

Forward Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about our: ability to complete a combination with one or more target businesses; success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination; our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements; potential inability to obtain additional financing to complete a business combination; limited pool of prospective target businesses; potential change in control if we acquire one or more target businesses for stock; public securities’ limited liquidity and trading; use of proceeds not in trust or available to us from interest income on the trust account balance; or our financial performance following this business combination if consummated.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

Certain financial information and data of SDI contained in this press release is unaudited and prepared by SDI as a private company, and may not conform to SEC Regulation S-Χ. Accordingly, such information and data may be adjusted and presented differently in North Shore’s proxy statement to solicit stockholder approval of the proposed business combination.

North Shore intends to file with the SEC a preliminary proxy statement and related documents in connection with the proposed business combination with SDI and to mail a definitive proxy statement and other relevant documents to North Shore stockholders. Stockholders of North Shore and other interested persons are advised to read, when available, North Shore’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with North Shore’s solicitation of proxies for the special meeting to be held to approve the business combination, because these proxy statements will contain important information about SDI, North Shore and the proposed business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: North Shore Acquisition Corp., 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea, 135-270.

North Shore Acquisition Corp., its directors and officers may be deemed participants in the solicitation of proxies from North Shore’s stockholders. Α list of the names of those directors and officers and descriptions of their interests in North Shore is contained in North Shore’s filings with the SEC, and will also be contained in North Shore’s proxy statement when it becomes available.  North Shore’s stockholders may obtain additional information about the interests of its directors and officers in the business combination by reading North Shore’s proxy statement when it becomes available.

Contacts

North Shore Acquisition Corp.

David Yoo
Capital Express Co., Ltd. (NY)
(917) 388-6151
davidyoo@sfinvest.co.kr

Rosa Kim
Capital Express Co., Ltd. (Seoul)
rosakim@sfinvest.co.kr
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